UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                December 15, 2003
                                (Date of earliest
                                 event reported)



 Commission File   Name of Registrant; State of Incorporation; Address of        IRS Employer
 Number            Principal Executive Offices; and Telephone Number             Identification Number
 ---------------   ----------------------------------------------------------    ------------------------
 1-16169           EXELON CORPORATION                                            23-2990190
                   (a Pennsylvania corporation)
                   10 South Dearborn Street - 37th Floor
                   P.O. Box 805379
                   Chicago, Illinois 60680-5379
                   (312) 394-7398


Item 5. Other Events

         On December 15, 2003 Exelon Corporation (Exelon), parent company of Exelon Thermal Technologies, announced that it has entered into an agreement to sell Exelon Thermal to Macquarie Bank Limited of Australia for $135 million before considering the tax impacts on the gain on the sale, transaction costs and the debt repayment. The transaction is expected to close during the first quarter of 2004 and will result in an after-tax gain of approximately $20 million. The sale does not impact operating earnings guidance for 2004 that has been previously disclosed. The estimated net cash proceeds will be approximately $75 million and will be used for general corporate purposes. The news release is attached to this report as Exhibit 99.

         Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants' 2002 Annual Report on Form 10-K - ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation, (b) the Registrants' 2002 Annual Report on Form 10-K - ITEM 8. Financial Statements and Supplementary Data:
Exelon - Note 19,  ComEd - Note 16, PECO - Note 18 and  Generation - Note 13 and
(c) other factors discussed in filings with the United States Securities and Exchange Commission (SEC) by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                         EXELON CORPORATION

                         /s/  Robert S. Shapard
                         ----------------------------------------------------
                         Robert S. Shapard
                         Executive Vice President and Chief Financial Officer Exelon Corporation


December 18, 2003